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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RELIANT ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Proxy Statement
and
Notice of 2006 Annual Meeting of Stockholders

April [    ], 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        You are invited to attend the 2006 Annual Meeting of Stockholders of Reliant Energy, Inc. on [            ], May [    ], 2006, beginning at 9:00 a.m., Central Time, at [            ].

        At the meeting, stockholders will be asked to:

  1.
  Elect three directors to our Board of Directors;

  2.
  Ratify the Audit Committee's selection of KPMG LLP as our independent auditors for fiscal year 2006;

  3.
  Vote on a stockholder proposal requesting that the Board of Directors take action required to eliminate the classified structure of the Board; and

  4.
  Transact such other business that may properly come before the meeting.

        Stockholders of record at the close of business on March 22, 2006 are entitled to vote. Each share entitles the holder to one vote. You may vote by (a) casting a ballot at the meeting, (b) completing and returning the enclosed WHITE proxy card or (c) telephone or over the Internet by following the instructions on the enclosed WHITE proxy card. For specific voting information, see "General Information" beginning on page 1 of the enclosed proxy statement.

        Even if you plan to attend the meeting, please sign, date and return the enclosed WHITE proxy card or use telephone or Internet voting.

        Attendance is limited to stockholders of Reliant Energy, Inc., their proxy holders and our guests. Check-in will begin at 8:15 a.m. Stockholders holding stock in brokerage accounts need to bring a brokerage statement or other evidence of share ownership as of March 22, 2006 in order to be admitted to the meeting. If you need special assistance at the Annual Meeting because of a disability, please contact our Assistant Corporate Secretary, Wendi Bickett, at (713) 497-5636.

                      Sincerely,

                      Michael L. Jines
                      Senior Vice President,
                      General Counsel and Corporate Secretary

TABLE OF CONTENTS

GENERAL INFORMATION
What is the purpose of the Annual Meeting?
Who is entitled to vote at the Annual Meeting?
How many votes do I have?
How do I vote?
Can I change my vote?
What are the Board's recommendations?
How many votes must be present to hold the Annual Meeting?
What vote is required to approve each item?
How are my votes counted?
What if I do not mark a voting choice for some of the matters listed on my WHITE proxy card?
Can the shares that I hold in the Reliant Benefit Plans be voted if I do not return my instructions to the plan trustee timely?
Could other matters be decided at the Annual Meeting?
What happens if the Annual Meeting is postponed or adjourned?
CORPORATE GOVERNANCE
Our Governance Practices
Corporate Governance Guidelines
Recent Governance Changes
Code of Business Conduct
Corporate Compliance Program
Stock Ownership Guidelines
The Board of Directors
Board Size; Meetings of the Board
Meetings of Non-Management Directors and Role of the Lead Director
Substantial Majority of Independent Directors
Director Attendance at Annual Meetings
Director Orientation and Continuing Education
Limitation on Number of Public Company Board Memberships
Change in Professional or Personal Circumstances
Board and Individual Director Evaluation Process
Succession Planning for the Chief Executive Officer
Committees of the Board of Directors
Committee Composition and Meetings
Summary of Committee Responsibilities
Director Nominations
Director Qualifications and Nomination Process
Submission of Stockholder Nominations to the Board
Stockholder Communications to the Board
ITEMS TO BE VOTED ON BY STOCKHOLDERS
Item 1: Election of Directors
Item 2: Ratification of Appointment of Independent Auditors
Item 3: Stockholder Proposal—Elimination of Classified Board of Directors
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Directors and Executive Officers
Principal Stockholders
Section 16(a) Beneficial Ownership Reporting Compliance

i

STOCK PRICE PERFORMANCE GRAPH
COMPENSATION OF DIRECTORS
Annual Compensation
Equity Compensation Grants
COMPENSATION OF EXECUTIVE OFFICERS
Executive Compensation Tables
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Long-Term Incentive Plans—Awards in the Last Fiscal Year
Equity Compensation Plan Information
Employment Contracts, Termination of Employment and Change in Control Arrangements
Change in Control Agreements
Executive Severance Plan
Agreements with Mr. Jacobs
Resignation of Mr. Robb
Certain Relationships and Related Transactions; Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee
AUDIT MATTERS
Report of the Audit Committee
Change in Independent Auditors
Principal Accounting Firm Fees
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Policy on the Rotation of Independent Auditors
STOCKHOLDER DIRECTOR NOMINATIONS
OTHER MATTERS
ADDITIONAL INFORMATION
Stockholder Proposals
Deadline for Inclusion in 2007 Proxy Statement
Where to Submit Stockholder Proposals
Participants in the Solicitation and Proxy Solicitation Costs
ANNUAL REPORT TO STOCKHOLDERS
ADDITIONAL INFORMATION ABOUT US
APPENDIX A—INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES BY RELIANT ENERGY, INC.
APPENDIX B—RELIANT ENERGY, INC. AUDIT COMMITTEE CHARTER

ii

RELIANT ENERGY, INC.
1000 Main Street
Houston, Texas 77002
(713) 497-3000

PROXY STATEMENT

GENERAL INFORMATION

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Reliant Energy, Inc. for the 2006 Annual Meeting of Stockholders and for any adjournment or postponement of the Annual Meeting. In this proxy statement, we refer to Reliant Energy, Inc. as "we," "our" or "us."

        We intend to mail this proxy statement, the notice of annual meeting, the WHITE proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 to stockholders starting on or about April [    ], 2006.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of our independent auditors and consideration of a stockholder proposal, if properly presented at the meeting.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 22, 2006, the record date for the meeting, are entitled to receive notice of and participate in the Annual Meeting. If you were a stockholder of record on that date, you are entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

        If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to mail your proxy directly to us, to give your voting instructions on the Internet or by telephone or to vote in person at the Annual Meeting.

        If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in "street name," and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by following the instructions that accompany your proxy materials. If you desire to vote in person at the Annual Meeting, you must provide a legal proxy from you bank, broker or other holder of record.

        If you hold your shares indirectly in the Reliant Energy, Inc. Savings Plan or the Reliant Energy, Inc. Union Savings Plan (collectively, the "Reliant Benefit Plans"), you have the right to direct the trustee of the Reliant Benefit Plans how to vote your shares as described in the voting materials sent to you by the plan trustee. Your voting instructions must be received by the plan trustee no later than [    ].

How many votes do I have?

        You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

        You can vote either in person at the Annual Meeting or by proxy whether or not you attend the meeting. To vote by proxy, you must either:

  •
  Sign and date the enclosed WHITE proxy card, and return it in the enclosed postage-paid envelope;

  •
  Vote by telephone by following the instructions on the enclosed WHITE proxy card; or

  •
  Vote over the Internet by following the instructions on the enclosed WHITE proxy card.

Can I change my vote?

        Yes, you may change your proxy at any time prior to the vote tabulation at the meeting by (a) sending in a new WHITE proxy card with a later date; (b) casting a new vote by telephone or over the Internet; or (c) sending a written notice of revocation to our Assistant Corporate Secretary by mail to Reliant Energy, Inc., P.O. Box 1384, Houston, Texas 77251-1384 or by facsimile at (713) 497-0140. If you want to vote in person at the Annual Meeting, such vote will revoke any previously submitted proxy.

What are the Board's recommendations?

        The Board's recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the independent auditors, the Audit Committee, recommends a vote:

  •
  FOR election of the nominated slate of directors (see Item 1); and

  •
  FOR ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2006 (see Item 2).

        The Board makes no voting recommendation on the stockholder proposal (see Item 3).

        If any other matter properly comes before the meeting, Laree E. Perez and Donald J. Breeding (the "Proxy Holders") will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How many votes must be present to hold the Annual Meeting?

        We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the shares entitled to vote are represented in person or by proxy at the meeting. As of the record date, 306,106,162 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of at least 153,053,081 shares of common stock will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the votes considered to be present at the meeting.

        A "broker non-vote" occurs when a broker lacks discretionary voting power to vote on a "non-routine" proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange determine whether or not matters presented at the Annual Meeting are routine or non-routine in nature.

What vote is required to approve each item?

        Directors are elected by a plurality of the votes cast. The ratification of KPMG LLP's appointment and the approval of the stockholder proposal each require the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.

How are my votes counted?

  •
  Election of Directors. You may vote "FOR" or "WITHHOLD AUTHORITY" for each director nominee. If you "WITHHOLD AUTHORITY," your votes will be counted for purposes of establishing a quorum but will have no effect on the election of directors.

  •
  Ratification of Our Independent Auditors and Adoption of Stockholder Proposal. You may vote "FOR," "AGAINST" or "ABSTAIN" on our proposal to ratify the selection of our independent auditors as well as the adoption of the stockholder proposal. If you "ABSTAIN" on either of these proposals, your votes will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote "AGAINST" the proposal. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of either of these proposals.

What if I do not mark a voting choice for some of the matters listed on my WHITE proxy card?

        If you return a signed WHITE proxy card without indicating your vote, your shares will be voted "FOR" the director nominees listed on the WHITE proxy card, "FOR" the proposal to ratify the selection of our independent auditors and "ABSTAIN" on the stockholder proposal.

Can the shares that I hold in the Reliant Benefit Plans be voted if I do not return my instructions to the plan trustee timely?

        If you do not provide voting instructions to the plan trustee for the shares you hold indirectly in the Reliant Benefits Plans by [            ], then the plan trustee will vote your shares in the same proportion as the shares for which timely instructions were received, unless the trustee determines that to do so would not be an appropriate fiduciary action.

Could other matters be decided at the Annual Meeting?

        We do not know of any other matters that will be considered at the Annual Meeting. If there are any other matters that arise at the meeting, the proxies will be voted at the discretion of the Proxy Holders.

What happens if the Annual Meeting is postponed or adjourned?

        If the Annual Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

 YOUR VOTE IS IMPORTANT:

If you hold your shares in registered name,
please vote FOR Proposals 1 and 2 by signing, dating and returning the enclosed WHITE proxy card today in the postage-paid envelope provided.

If you hold your shares through a bank, broker or other custodian, only such custodian can vote your shares on your behalf. Please contact your custodian promptly and instruct them to vote your shares FOR Proposals 1 and 2 on the WHITE card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED.
 Stockholders call toll-free at 1-877-825-8793
Banks and brokers call collect at 212-750-5833.

CORPORATE GOVERNANCE

        The following sections summarize information about our corporate governance policies, our Board of Directors and its committees and the director nomination process.

Our Governance Practices

Corporate Governance Guidelines

        We are committed to sound corporate governance principles. To evidence this commitment, the Board has adopted Corporate Governance Guidelines, which, along with the charters of the Board committees, our Business Ethics Policy and our Corporate Compliance Program, provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at http://www.reliant.com/corporate. The Board regularly reviews corporate governance developments and modifies these charters, guidelines, policies and programs as appropriate.

Recent Governance Changes

        As part of its annual evaluation of governance matters, the Nominating & Governance Committee recommended a number of changes in our governance practices in March 2006, which the Board unanimously approved. The modifications, which are discussed in more detail below under "Stock Ownership Guidelines" and "The Board of Directors," include:

    •
    Limiting the number of public company boards on which our directors may serve to four;

    •
    Requiring each director to submit a resignation letter upon a change in job; and

    •
    Implementing director and executive officer stock ownership guidelines.

Code of Business Conduct

        We have adopted a Business Ethics Policy that constitutes a code of conduct and ethics for our directors, officers and employees and satisfies the U.S. Securities and Exchange Commission's ("SEC") definition of a "code of ethics." All of our directors, officers and employees are required to annually certify their compliance with the policy. The policy requires that any exception to or waiver of the policy for an executive officer or director be made only by the Board or an independent Board committee and disclosed on our website. To date, we have neither received any requests for, nor granted, waivers of the policy for any of our executive officers or directors.

        Among other things, the policy addresses:

    •
    Conflicts of interest;

    •
    Corporate opportunities;

    •
    Confidentiality;

    •
    Fair dealing;

    •
    Protection and use of our assets;

    •
    Compliance with laws, rules and regulations (including insider trading laws);

    •
    Reporting of any illegal or unethical behavior;

    •
    Gifts and entertainment;

    •
    Proper conduct in interacting with government agencies and officials; and

    •
    Limitations on certain corporate political contributions.

        The policy prohibits any executive officer or director from (a) seeking or accepting credit or an extension of credit in the form of a personal loan from us, (b) trading our securities acquired in connection with their service or employment (including long-term incentive awards, annual director awards, etc.) during any pension fund "black-out period" and/or (c), in the case of executive officers, receiving any tax services from our independent auditors.

        Under the terms of the policy, each of our independent directors is required to ensure that he or she does not have any relationships or engage in any activities that would result in the director not being independent. Prior to engaging in any material relationship or activity that could reasonably be expected to affect his or her independence, the director must consult with our General Counsel or, in certain cases, the Board.

        The policy also sets forth procedures for employees and other company representatives to report possible violations of laws, regulations or the policy. Reports may be made to an employee's immediate supervisor, our Executive Vice President—Public and Regulatory Affairs and Corporate Compliance Officer ("Corporate Compliance Officer"), any member of the Corporate Compliance Office or the Office of Ethics and Compliance or any other senior company official. Reports may also be made anonymously to the Corporate Compliance Officer through a toll-free compliance hotline administered by an independent third party. All reported violations are investigated promptly and, to the extent possible, treated confidentially. It is our policy that there shall be no acts of retaliation, intimidation, threat, coercion or discrimination against any individual for truthfully reporting, furnishing information or assisting or participating in any manner in an investigation, compliance review or other activity related to the administration of the policy.

Corporate Compliance Program

        We have a Corporate Compliance Program that implements measures to ensure compliance with the terms of the Business Ethics Policy. The Audit Committee provides oversight of the program. Additionally, we have a Corporate Compliance Officer responsible for implementing and reviewing measures to ensure compliance with and proper functioning of the Business Ethics Policy. Our Corporate Compliance Officer works with the Office of Ethics and Compliance, a group composed of our Chief Executive Officer, Chief Financial Officer, Senior Vice President—Risk and Structuring ("Chief Risk Officer"), General Counsel and Corporate Compliance Officer, to monitor compliance with the Business Ethics Policy and confirm that the current policies and controls adequately ensure that our business practices are consistent with the Business Ethics Policy.

Stock Ownership Guidelines

        In an effort to better align our directors and executive officers with the interests of our stockholders, in March 2006, the Nominating & Governance Committee recommended, and the Board adopted, stock ownership guidelines for our directors and executive officers. The new guidelines require that all non-management directors own 30,000 shares of our common stock. In addition, the Chairman and Chief Executive Officer must own 120,000 shares, all executive vice presidents that are executive officers must own 60,000 shares and all senior vice presidents that are executive officers must own 30,000 shares. The minimum stock ownership levels must be achieved within five years of the adoption of the guidelines (March 7, 2011) or within five years of first appointment to the Board or election as an executive officer, whichever is later. Any change in the value of our stock (such as a stock split, stock dividend, recapitalization, etc.) will not affect the amount of stock that directors and executive officers must hold. Once achieved, ownership of the guideline amount must be maintained.

The Board of Directors

Board Size; Meetings of the Board

        Our Board is currently composed of seven members. Based on the recommendation of the Nominating and Governance Committee, the Board has initiated a process seeking to add two additional independent directors to the Board before the end of 2006. During 2005, the Board met eight times with all directors attending 100% of the meetings.

Meetings of Non-Management Directors and Role of the Lead Director

        To facilitate candid discussion by our non-management directors, the agenda for each Board and committee meeting provides for a meeting of non-management directors in executive session. The Chairman of the Nominating & Governance Committee is currently designated the "Lead Director" empowered under our Corporate Governance Guidelines to preside over meetings of non-management directors and assist in the preparation of the agenda for each meeting.

Substantial Majority of Independent Directors

        Our Corporate Governance Guidelines require that the Board be composed of a substantial majority of directors who meet the criteria for independence established by the New York Stock Exchange.

        Pursuant to our Corporate Governance Guidelines, the Nominating & Governance Committee annually reviews relationships between each director and us and reports the results of its review to the Board, which then determines which directors satisfy the applicable independence standards. Rather than adopting categorical standards, the Board has determined that independence will be assessed on a case-by-case basis, in each case consistent with applicable statutory and regulatory requirements and the listing standards of the New York Stock Exchange.

        As a result of this process, the Board determined Ms. Perez and Messrs. Barnett, Breeding, Caldwell, Miller and Transier are independent directors. In confirming each individual's status as an independent director, the Board considered charitable contributions we make to organizations where certain directors serve as board members as well as certain commercial transactions between us and entities affiliated with certain directors and noted the insignificant amounts associated with these transactions. Mr. Staff, the Chairman of the Board and our Chief Executive Officer, is our only non-independent director.

Director Attendance at Annual Meetings

        Although we do not have a formal policy regarding director attendance at annual meetings, all of our directors attended the 2005 Annual Meeting and we expect all will attend the 2006 Annual Meeting.

Director Orientation and Continuing Education

        At least annually, in connection with a regularly scheduled Board meeting, the Board offers a seminar to its members on topics relevant to their responsibilities as directors. In addition, we maintain and distribute a current listing of external director education seminar opportunities on behalf of the Nominating & Governance Committee. Each director is encouraged to attend one external seminar per year. New directors participate in a special orientation program. The Nominating & Governance Committee reviews and evaluates the director education and orientation program on an annual basis. In 2005, all of our directors participated in director education programs. A copy of our Guidelines for Director Orientation and Continuing Education is available on our website at http://www.reliant.com/corporate.

Limitation on Number of Public Company Board Memberships

        To ensure that each director is able to devote sufficient time to performing his or her duties, our Corporate Governance Guidelines prohibit our directors from serving on more than four public company boards. In addition, as part of the annual director evaluation process, the Board and the Nominating & Governance Committee take into account service on other boards as a factor in evaluating director performance and committee assignments. The Audit Committee's Charter prohibits committee members from serving on the audit committee of more than two other public companies.

        No member of the Board currently serves on the boards of more than three public companies.

Change in Professional or Personal Circumstances

        The Nominating & Governance Committee evaluates material changes in the personal or professional status of a director that could be expected to diminish the director's ability to effectively function as a member of the Board. In addition, as part of the annual director evaluation process, the Board considers changes in professional status and health, family, business or personal issues that may bear on effectiveness of board service. In 2006, the Board, based upon the recommendation of the Nominating & Governance Committee, implemented a new policy requiring the mandatory submission of a resignation letter by directors for a change in job, which the Board will decide whether to accept.

Board and Individual Director Evaluation Process

        The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Input from all directors is proactively solicited. The evaluation focuses on the Board's contribution to us and on areas that the Board or management believes can be improved. Additionally, in the first quarter of each year, the Chairman of the Board and the Lead Director meet privately with each director for an individual director evaluation. The Lead Director confirms to the Board, at its next regularly scheduled meeting, the completion of the individual director evaluation process and, subject to confidentiality of the process, presents to the Board any appropriate conclusions or recommendations for action.

Succession Planning for the Chief Executive Officer

        The Compensation Committee annually reports to the Board of Directors on succession planning, and works with the Board to evaluate potential successors to our Chief Executive Officer. As part of this process, the Compensation Committee solicits views from the non-management members of the Board. We have also adopted policies regarding succession in the event of an emergency or the unexpected resignation, retirement or incapacity of our Chief Executive Officer.

Committees of the Board of Directors

Committee Composition and Meetings

        The following table lists our three Board committees, the directors who currently serve on them and the number of committee meetings held in 2005. All of our directors attended at least 90% of the meetings of the Board committees on which they served in 2005.

Committee	Members	Number of Meetings in 2005
Audit Committee	Laree E. Perez (Chairman) Donald J. Breeding William L. Transier	14
Compensation Committee	William L. Transier (Chairman) E. William Barnett Steven L. Miller	6
Nominating & Governance Committee	E. William Barnett (Chairman) Donald J. Breeding Kirbyjon H. Caldwell Steven L. Miller Laree E.Perez	4

Summary of Committee Responsibilities

Audit Committee

        The purpose of the Audit Committee, as reflected in its charter, is to oversee:

    •
    The quality and integrity of our financial statements;

    •
    Our compliance with legal and regulatory requirements;

    •
    Our independent auditors' qualifications, independence and performance;

    •
    Our compliance program and the activities managed by the Corporate Compliance and Chief Risk Officers; and

    •
    The performance of our internal audit function.

        In addition, the Audit Committee annually reviews our environmental policies and initiatives and our disclosures regarding deficiencies in the design or operation of internal controls.

        A copy of the Audit Committee's charter is included as an appendix to this proxy statement.

        The Board has determined that each member of the Audit Committee is independent under the SEC's rules and regulations, the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. The Board has determined that Ms. Perez and Mr. Transier are qualified as audit committee financial experts under the SEC's rules and regulations. In addition, the Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the New York Stock Exchange. None of the members of the Audit Committee serves on the audit committee of more than two public companies.

Nominating & Governance Committee

        The purposes of the Nominating & Governance Committee, as reflected in its charter, are to:

    •
    Assist the Board by identifying individuals qualified to become Board members and recommend to the Board director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies;

    •
    Recommend to the Board director nominees for each Board committee and advise the Board on the appropriate composition of the Board and its committees;

    •
    Advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

    •
    Implement the annual performance review process for the Board and its committees.

        In addition, the Nominating & Governance Committee reviews relationships between each director and us and reports the results of its review to the Board with appropriate recommendations, if any, for final action.

        The Board has determined that each member of the Nominating & Governance Committee is independent under the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

Compensation Committee

        The purposes of the Compensation Committee, as reflected in its charter, are to:

    •
    Review, evaluate and approve our agreements, plans, policies and programs to compensate our officers and directors;

    •
    Oversee our plans, policies and programs to compensate our employees;

    •
    Produce a report on executive compensation each year for inclusion in our proxy statement for the Annual Meeting;

    •
    Evaluate the performance of our Chief Executive Officer and executive management; and

    •
    Determine the compensation for our Chief Executive Officer and such other members of our executive management as the Compensation Committee deems appropriate.

        The Board has determined that each member of the Compensation Committee is independent under the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

Director Nominations

Director Qualifications and Nomination Process

        The Nominating & Governance Committee considers prospective nominees for Board membership suggested by Board members, management and stockholders. The Committee may also retain a third-party executive search firm to assist it in identifying prospective nominees.

        Once the Nominating & Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination is based on information provided to the Committee with the recommendation of the candidate, the Committee's knowledge of the candidate and possible inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the Board and the likelihood that the candidate can satisfy the evaluation factors described below. The Committee also considers the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board and other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors and the need for expertise in particular areas.

        The Committee then evaluates the candidate against the standards and qualifications set out in its charter and our Corporate Governance Guidelines, including the candidate's experience, independence, knowledge, commitment to our core values, skills, expertise, independence of mind, integrity, service on the boards of other public companies, openness, ability to work as part of a team, willingness to commit the required time and familiarity with our business. Following an evaluation and interviews, the Committee makes a recommendation to the full Board regarding the candidate. After considering the recommendation, the full Board determines whether or not to extend an offer to the candidate for Board membership.

        The Committee did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

Submission of Stockholder Nominations to the Board

        A stockholder who wishes to recommend a prospective nominee for the Board should notify us at Reliant Energy, Inc., P.O. Box 1384, Houston, Texas 77251-1384. The notice should be addressed to the attention of the Corporate Secretary or the Chairman of the Nominating & Governance Committee in care of the Corporate Secretary. The notice should include whatever supporting material the stockholder considers appropriate. The Nominating & Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations as described in "Additional Information—Stockholder Proposals" below.

Stockholder Communications to the Board

        Stockholders and other parties interested in communicating directly with the Chairman of the Nominating & Governance Committee (who is designated as the Lead Director), the non-management directors as a group or the Board may do so by writing in care of the Corporate Secretary at P.O. Box 1384, Houston, Texas 77251-1384. Instructions on how to communicate with the Board are also available on our website at http://www.reliant.com/corporate.

        Additionally, under the terms of our Business Ethics Policy, anyone desiring to raise a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee has the ability to do so by contacting EthicsPoint, Inc. at the following address, toll free number or secure facsimile:

Reliant Energy Ethics & Compliance Helpline
c/o EthicsPoint, Inc.
P.O. Box 230369
Portland, OR 97281-0369
Toll Free Number: (866) 693-8442
Facsimile: (971) 249-0344

Such complaints and concerns will be forwarded directly to the Chairman of the Audit Committee.

        The Nominating & Governance Committee has approved a process for handling letters or other communications received by us and addressed to non-management members of the Board. Under this process, our Corporate Secretary reviews all correspondence that, in his opinion, deals with the functions of the Board or that he otherwise determines requires their attention. The Corporate Secretary has the discretion not to forward unsolicited marketing materials, mass mailings, unsolicited publications, surveys and questionnaires, resumes and other forms of job inquiries and requests for business contacts or referrals. In addition, the Corporate Secretary may, in his discretion, handle any director communication that is an ordinary course of business matter, including routine questions, complaints, comments and related communications that can appropriately be handled by management. However, directors may at any time request copies of all correspondence that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department or Corporate Compliance Officer and handled in accordance with procedures established by the Audit Committee.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1: Election of Directors

        Our Board of Directors is currently divided into three classes serving staggered terms. A proposal to declassify the Board has been submitted and may impact our classified board structure in the future. Our Chairman and Chief Executive Officer, Joel V. Staff, together with Kirbyjon H. Caldwell and Steven L. Miller are designated as our Class I directors. The term of office for our Class I directors expires at our 2006 Annual Meeting. The term of office for our Class II directors, Laree E. Perez and William L. Transier, expires at our 2007 Annual Meeting. The term of office for our Class III directors, E. William Barnett and Donald J. Breeding, expires at our 2008 Annual Meeting. Following election to the Board, each class of directors will serve for a term of three years and until their successors are elected and qualified.

        Based on recommendations from the Nominating & Governance Committee, the Board has nominated its current Class I directors, Messrs. Staff, Caldwell and Miller, for election to the Board as Class I directors with their term of office expiring at our 2009 Annual Meeting. We have no reason to believe that Messrs. Staff, Caldwell or Miller will be unavailable for election; however, if any nominee becomes unavailable for election, the Board can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

  THE BOARD RECOMMENDS A VOTE FOR THE CLASS I DIRECTOR NOMINEES.

        We describe the principal occupations and other information about the Board nominees and the incumbent Board members below.

Class I Directors—Term Expiring 2009
Joel V. Staff, Age 62	Director since October 2002

Mr. Staff was appointed to the Board in October 2002 and elected as a director at the 2003 Annual Meeting of Stockholders. He has served as our Chairman and Chief Executive Officer since April 2003. He was Executive Chairman of National-Oilwell, Inc. (now National Oilwell Varco, Inc.), an international oil and gas services and equipment company, from May 2001 to May 2002 and Chairman, President and Chief Executive Officer from July 1993 to May 2001. He also serves on the Board of Directors of ENSCO International Incorporated and is a member of its Nominating, Governance and Compensation Committee.

Kirbyjon H. Caldwell, Age 52	Director since August 2003

Pastor Caldwell was appointed to the Board in August 2003 based on the recommendation of our non-management directors. He has served as Senior Pastor of Windsor Village United Methodist Church since June 1982. He also serves on the Board of Directors of Continental Airlines and is a member of its Human Resources Committee and its Corporate Governance Committee.
Steven L. Miller, Age 60	Director since August 2003

Mr. Miller was appointed to the Board in August 2003 based on the recommendation of our non-management directors. He has served as Chairman and President of SLM Discovery Ventures, Inc., a company pursuing commercial ventures in support of volunteerism, social outreach and higher education academic achievement, since September 2002. From January 2003 to September 2004, Mr. Miller served as Chairman of CEO Initiative-Diversity Best Practices, and from February 2003 to December 2004, he served as Chairman of Momentum Bio Ventures, Inc., a venture capital/management services company focusing on biotechnology and life sciences. From July 1999 to September 2002, Mr. Miller served as Chairman, President and Chief Executive Officer of Shell Oil Company, a Houston-based affiliate of the Royal Dutch/Shell Group of Companies, an international petroleum company.
Incumbent Class II Directors—Term Expiring 2007
Laree E. Perez, Age 52	Director since April 2002

Ms. Perez has served as an independent financial consultant with The Medallion Company, LLC, an investment advisory/consultation and professional money management company, since September 2002. From February 1996 to September 2002, she served as Vice President of Loomis, Sayles & Company, L.P., an investment advisory/consultation and professional money management firm. Ms. Perez also serves on the Board of Directors of Martin Marietta Materials, Inc. and is a member of its Audit Committee and its Ethics, Environment, Safety and Health Committee.
William L. Transier, Age 51	Director since December 2002

Mr. Transier has served as Co-Chief Executive Officer of Endeavour International Corporation, an international oil and gas exploration and production company focused on the North Sea, since February 2004. From March 1999 to April 2003, he served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc., an independent oil and gas exploration and production company that merged with Devon Energy Corporation. Mr. Transier serves on the Board of Directors of Endeavour International Corporation. He also serves on the Board of Directors of Helix Energy Solutions Group, Inc. and is the Chairman of its Compensation Committee and a member of its Audit Committee.
Incumbent Class III Director Nominees—Term Expiring 2008
E. William Barnett, Age 73	Director since October 2002

Mr. Barnett is a member of the Board of Directors of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P., and is a member of its Audit and Conflicts Committee and Chairman of its Governance Committee. Mr. Barnett was managing partner of the law firm Baker Botts LLP from January 1984 to December 1997.

Donald J. Breeding, Age 71	Director since October 2002

Mr. Breeding has been President and Chief Executive Officer of Airline Management, LLC, an aviation and airline consulting company, since 1997. Mr. Breeding also serves on the Board of Directors of Pinnacle Airlines Corp. and is Chairman of its Nominating and Corporate Governance Committee and a member of its Compensation Committee.

Item 2: Ratification of Appointment of Independent Auditors

        The Audit Committee annually reviews the qualifications, performance and independence of our independent auditors in accordance with regulatory requirements and guidelines and evaluates whether to change our independent auditors. Based on this review, in March 2006, the Audit Committee decided to appoint KPMG LLP as our independent auditors to conduct our audit for 2006 and to dismiss our previous auditors, Deloitte & Touche LLP. For further information, see "Change in Independent Auditors" below.

        Although stockholder approval is not required for the appointment of KPMG LLP, the Board and the Audit Committee have determined that it is desirable as a good corporate governance practice. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If our stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment. However, even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of us and our stockholders.

        THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

Item 3: Stockholder Proposal—Elimination of Classified Board of Directors

        We have been notified that Mr. Harold J. Mathis, Jr., whose address is P.O. Box 1209, Richmond, Texas 77406-1209 and who is a holder of 2,523 shares of our common stock intends to present the following proposal for consideration at the Annual Meeting:

RESOLVED: That the stockholders of Reliant Energy, Inc., assembled in annual meeting in person or by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent elections shall also be on an annual basis."

REASONS

        At the last annual meeting of Reliant Energy, Inc. a majority vote of 120,077,845 shares or 65.61% of the Yes/NO vote approved this proposal to elect all directors annually.

        Reliant chose to hold this meeting in Pittsburgh, Pa. and refused to issue a press release stating results from the meeting.

        The Council of Institutional Investors "Council Policies' state at:

    www.cii.org/policies/shareholder_meetings.htm
    "Corporations should make shareholders' expense and convenience primary criteria when selecting the time and location of shareholder meetings."

    www.cii.org/policies/boardofdirectors.htm
    "Boards should take actions recommended in shareholder proposals that receive a majority of votes cast for and against. If shareholder approval is required for the action, the board should submit the proposal to a binding vote at the next shareholder meeting."

    "All directors should be elected annually (no classified boards.)"

    www.cii.org/policies/shareownervoting.htm
    "Supermajority votes should not be required."

        It is the strong belief of this proponent, Harold J. Mathis, Jr., P. O. Box 1209, Richmond, Texas 77406, who is the owner of 2,523 shares, that classification of the Board of Directors is not in the best interest of Reliant Energy, Inc. and its shareholders. This proponent also believes that it makes a Board less accountable to shareholders when all directors do not stand for election each year; the piecemeal election insulating directors and senior management from the impact of poor performance.

    Arthur Levitt, former chairman of the SEC has said: "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."
    "Take on the Street" by Arthur Levitt

        It appears that classified boards are rapidly becoming a thing of the past as more companies demonstrate a greater commitment to the principles of corporate democracy, adhering to policies that maximize accountability to shareholders. The majority of all S&P 500 companies now elect their entire board annually.

        Mathis proposals on this and similar issues have preceded successful board sponsored recommendations at Freeport-McMoRan, McMoRan Exploration, First Energy, Honeywell, and Baker Hughes, Inc.

        Why should Reliant Energy, Inc. shareholders continue the piecemeal approach of waiting three years to complete their evaluation of the entire Board?

    REGISTER YOUR VIEWS ON THE TOTAL BOARD'S PERFORMANCE EACH YEAR.

        Protect your investment through better corporate governance and board accountability. Vote YES to evaluate director performance each year.

PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL.

        Beware!    At Reliant Energy, Inc., abstentions will have the same effect as a vote against this proposal.

        THE BOARD IS NOT OPPOSING THIS PROPOSAL AND MAKES NO VOTING RECOMMENDATION TO STOCKHOLDERS.

        Our Board of Directors has considered the stockholder's proposal relating to the annual election of directors, and has determined not to oppose the proposal and to make no voting recommendation on the proposal to stockholders. The Board recognizes that board classification remains controversial and believes that there are valid arguments in favor of, and in opposition to, classified boards. After careful consideration, and upon the recommendation of the Nominating & Governance Committee, the Board has determined that it wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation the Board might make.

        Supporters of classified boards often contend, among other things, that a classified board can promote stability and continuity of leadership and enhance a board's ability to respond to certain types of takeover bids by making it more difficult for an unsolicited bidder to gain control of a company. Opponents of classified boards often advance arguments such as those contained in the stockholder's supporting statement.

        Approval of this proposal requires the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote. The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by stockholders and would not in itself effectuate the changes contemplated by the proposal. Further action by the stockholders would be required to amend the company's Certificate of Incorporation. Under the Certificate of Incorporation, a sixty-six and two-thirds percent (66 2/3%) vote of the outstanding shares would be required for approval. In addition, under Delaware law, amendments to the Certificate of Incorporation require a recommendation from the Board prior to submission to the stockholders. The Board will abide by the vote of stockholders on this declassification proposal. If stockholders approve the proposal at this year's annual meeting, the Board will present for a vote of stockholders at next year's annual meeting an amendment to the Certificate of Incorporation that, if approved, would eliminate the classified board.

        If stockholders return a validly executed proxy solicited by the Board, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be counted as abstentions. Under Delaware law, abstentions will have the same effect as a vote against the proposal.

        The Board is not opposing this proposal and makes no voting recommendation to stockholders.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

        The following table shows the number of shares of our common stock beneficially owned as of April [    ], 2006 by each director nominee, each incumbent director, the executive officers named in the "Summary Compensation Table" and all directors and current executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)*
E. William Barnett	71,759
Donald J. Breeding	39,235
Kirbyjon H. Caldwell	19,333
Mark M. Jacobs	966,023
Michael L. Jines	158,786
Brian Landrum	231,449
Jerry J. Langdon	32,300
Steven L. Miller	37,943
Laree E. Perez	24,198
James B. Robb (4)	28,696
Joel V. Staff	1,597,944
William L. Transier	59,866
All directors and current executive officers as a group (14 individuals)	3,437,134

*
The number of shares beneficially owned by all incumbent directors, director nominees and executive officers as a group represents less than 1% of our outstanding common stock as of April [    ], 2006.

(1)
Includes the number of shares that the directors or executive officers had a right to acquire as of or within 60 days after April [    ], 2006 as follows: Mr. Barnett—54,967; Mr. Breeding—33,847; Pastor Caldwell—19,333; Mr. Jacobs—530,667; Mr. Jines—145,809; Mr. Landrum—146,087; Mr. Langdon—32,300; Mr. Miller—21,410; Ms. Perez—21,833; Mr. Robb—26,800; Mr. Staff—984,898; Mr. Transier—51,847; and all directors and current executive officers as a group—2,176,964.

(2)
Includes shares allocated to executive officers under the Reliant Energy, Inc. Savings Plan ("Savings Plan") and the Reliant Energy, Inc. Employee Stock Purchase Plan ("ESPP") as follows: Mr. Jacobs—13,242; Mr. Jines—2,294; Mr. Landrum—14,197; Mr. Langdon—0; Mr. Robb—1,896; Mr. Staff—9,202; and all current executive officers as a group—65,568.

(3)
Includes shares of restricted stock over which the following directors have voting power but no investment power until the restrictions lapse: Mr. Barnett—1,380; Mr. Miller—3,308; and Mr. Transier—1,676.

(4)
Beneficial ownership is reported as of November 23, 2005, the date Mr. Robb resigned as an officer. For additional information, see "—Employment Agreements—Resignation of Mr. Robb."

Principal Stockholders

        The following table sets forth information about persons whom we know to be the beneficial owners of more than 5% of our issued and outstanding common stock based solely on our review of the Schedule 13G or Schedule 13D Statement of Beneficial Ownership filed by such person with the SEC as of the date of such filing:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Donald Smith & Co., Inc. 152 West 57th Street New York, New York 10019	18,414,800	6.04%
Glenview Capital Management, LLC Glenview Capital GP, LLC Glenview Capital Master Fund, Ltd. Lawrence M. Robbins 399 Park Avenue New York, New York 10022	28,805,529	9.50%
Orbis Investment Management Limited Orbis Asset Management Limited 34 Bermudiana Road Hamilton, HM 11, Bermuda	16,934,390	5.56%

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and officers to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. During 2005, all of our officers and directors complied with the reporting requirements of Section 16(a) of the Exchange Act.

STOCK PRICE PERFORMANCE GRAPH

        Our common stock trades on the New York Stock Exchange under the symbol "RRI." The following line graph compares the yearly percentage change in our cumulative total stockholder return on common stock with a general market index (Standard & Poor's 500 Stock Index) and a group of our peer companies comprised of Calpine Corporation., Constellation Energy Group, Inc., Dominion Resources, Inc., Dynegy Inc., Exelon Corp., Mirant Corporation, NRG Energy, Inc., Sempra Energy and TXU Corp.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)(2)
AMONG RELIANT ENERGY, INC., THE S&P 500 INDEX AND THE PEER GROUP
FROM MAY 1, 2001 THROUGH DECEMBER 31, 2005

(1)
Assumes that $100 was invested in our common stock and each index on May 1, 2001, the date of our initial public offering.

(2)
Historical stock price performance is not necessarily indicative of future price performance.

Year-End Data	2001	2002	2003	2004	2005
Reliant Energy, Inc.	$55.03	$10.67	$24.53	$45.50	$34.40
S&P 500 Index	$91.52	$71.29	$91.74	$101.72	$106.72
Peer Group	$64.56	$43.22	$56.53	$79.66	$100.75

COMPENSATION OF DIRECTORS

Annual Compensation

        Each non-employee director receives an annual retainer of $45,000 and a fee of $2,000 for each Board and committee meeting attended. Directors who serve on committees, other than the Audit Committee, also receive a $5,000 committee retainer for each committee on which he or she serves. Directors who serve on the Audit Committee receive a $10,000 committee retainer. In 2005, directors were permitted to choose to receive their retainers and meeting fees in one or a combination of the following forms:

    •
    Cash.

    •
    Common Stock. A director who chooses this form will receive his/her compensation in stock following the end of each quarter. In addition, a director electing common stock will receive a 25% premium payable in restricted stock which vests and is transferable at the end of the director's current term.

    •
    Restricted Stock Units. A director who chooses this form will receive his/her compensation plus a 25% premium in restricted stock units. The units attributable to the director's retainers and fees are vested at the earlier of the director's termination of service (voluntary or otherwise) as a Board member or the end of the current term. The premium units vest at the end of the director's current term (and will be forfeited if the director's service terminates before the end of the current term).

        In November 2005, the Board revised the choices available to directors for payment of their retainers and meeting fees. Beginning in 2006, the option to choose restricted stock units as a form of payment for fees and retainers is no longer available, but directors may still choose either cash or common stock with the 25% premium in restricted stock as described above.

Equity Compensation Grants

        Each non-employee director receives equity grants upon their initial election to the Board as well as annual grants. In November 2005, the Board approved a change to these grants.

        Prior to the change, each non-employee director, upon his or her initial election to the Board, received 5,000 shares of restricted stock units that are subject to forfeiture until the end of the director's current term, with the underlying shares delivered when the director terminates his or her service on the Board. Beginning in 2006, each newly elected director will receive 5,000 shares of restricted stock, which are subject to forfeiture until the end of the director's current term.

        In 2005, each non-employee director received an annual grant of 2,500 shares of restricted stock units, which vest at the end of his or her current term, and 5,000 stock options, which vest in one-third increments over the following three years. The exercise price of the options is equal to the fair market value of the underlying stock (determined as of the date of grant, June 7, 2005). As recommended by the independent compensation consulting firm retained by the Compensation Committee, stock option grants were eliminated beginning in 2006. Each director will now receive an annual grant of 6,000 shares of restricted stock in place of the combined grant of restricted stock units and stock options under the former program.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation Tables

        The following tables set forth the cash and non-cash compensation earned by or awarded to our Chief Executive Officer, each of our four next most highly compensated executive officers who were serving as executive officers at December 31, 2005 and one former executive officer who resigned in November 2005. These persons are referred to collectively as the "named executive officers."

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)		Restricted Stock Awards(3)		Securities Underlying Options(4)	LTIP Payouts(5)		All Other Compensation(6)
Joel V. Staff(7) Chairman and Chief Executive Officer	2005 2004 2003	$1,000,000 1,000,000 510,389	$900,413 993,800 1,518,433	$	— — 8,464	$	— 2,072,875 1,501,875	— — 1,188,440	$	— — —	$16,657 29,200 9,579
Mark M. Jacobs Executive Vice President and Chief Financial Officer	2005 2004 2003	597,500 575,000 550,000	1,284,915 549,998 825,000		— — 24,270		— — 720,800	— — 212,000		159,173 — —	79,184 106,700 45,700
Michael L. Jines Senior Vice President, General Counsel and Corporate Secretary	2005 2004 2003	361,250 342,500 301,667	205,524 218,817 270,600		— — —		— — 29,370	— — 16,750		— 44,743 4,897	47,586 53,401 42,560
Brian Landrum Executive Vice President, Operations	2005 2004 2003	353,750 312,500 290,000	175,752 199,274 240,200		298 243 17,493		— — 65,637	— — 39,195		48,711 63,559 198,546	39,597 37,069 45,863
Jerry J. Langdon(8) Executive Vice President, Public and Regulatory Affairs and Corporate Compliance Officer	2005 2004 2003	324,750 311,250 185,227	168,898 195,120 165,000		— — —		— — 105,137	— — 32,300		— — —	5,602 8,844 5,405
James B. Robb(9) Senior Vice President, Retail Marketing	2005 2004 2003	337,500 326,250 315,000	413 195,711 261,900		— — 42,857		— — 67,320	— — 40,200		— — —	1,329,720 38,724 92,938

(1)
The amounts reported include salary and bonus earned as well as earned but deferred compensation. The 2005 bonus amount for Mr. Jacobs includes a retention bonus of $796,278 earned under his employment agreement.

(2)
As permitted by the SEC's rules and regulations, this column excludes perquisites and other personal benefits for the named executive officer if the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the combined total of annual salary and bonus reported for the named executive officer for that fiscal year. None of the named executive officers was paid or provided perquisites and other personal benefits in fiscal years 2005, 2004 or 2003 with an aggregate value that exceeded the reporting threshold.

(3)
The value of the restricted stock units reported in this column is based on the closing price of our common stock on the date of grant. Except as noted below, none of these restricted stock units will vest in whole or in part within three years from the date of grant.

  •
  Mr. Staff received (a) 257,500 restricted stock units on February 13, 2004, which vest in three equal annual installments starting on August 28, 2004, and (b) 337,500 restricted stock units on August 28, 2003, which vest in three equal annual installments starting on August 28, 2004.

This column does not include awards of performance-based restricted stock units granted to our named executive officers under the Key Employee Award Program 2004-2006 ("Key Employee Award Program") established under the Reliant Energy, Inc. 2002 Long-Term Incentive Plan ("2002 Long-Term Incentive Plan").

The following table shows the number and market value of unvested restricted stock unit holdings (performance-based and time-based) for each named executive officer as of December 31, 2005. The market value of the holdings is based on $10.32, the closing sales price of our common stock on the last trading day of 2005.

	Performance-Based Awards
Name	Stock-Settled Shares	Cash-Settled Shares	Time-Based Restricted Stock Units	Total Restricted Stock Units(a)	Value
Joel V. Staff	256,000	256,000	198,334	710,334	$7,330,647
Mark M. Jacobs	144,000	144,000	212,000	500,000	5,160,000
Michael L. Jines	64,000	64,000	8,250	136,250	1,460,100
Brian Landrum	112,000	112,000	19,305	243,305	2,510,908
Jerry J. Langdon	80,000	80,000	16,150	176,150	1,817,868
James B. Robb(b)	—	—	—	—	—
  (a)
  Represents the sum of the performance-based awards and the time-based restricted stock units. The actual number of performance-based awards granted under the Key Employee Award Program that vest is subject to performance-based objectives and could range from none to 140% of the amounts reported. Restricted stock unit awards (performance-based and time-based) are subject to forfeiture if the named executive officer's employment terminates prior to the vesting date for any reason other than the occurrence of certain events constituting a change in control. Until the restricted stock unit awards vest, they confer no voting, dividend or other stock rights. However, all restricted stock units accrue dividend equivalents if dividends are paid on our common stock.

  (b)
  In connection with his resignation, Mr. Robb forfeited his right to receive 80,000 stock-settled shares, 80,000 cash-settled shares and 19,800 time-based restricted stock units.

(4)
The stock options reported in this column were granted to the named executive officer in the indicated year. All options were granted at fair market value on the date of grant. This column does not include performance-based stock options awarded under the Key Employee Award Program, which entitle the holder to receive stock options subject to the satisfaction of the program's vesting requirements.

(5)
Amounts reported represent the dollar value of our common stock paid out in that year based on the achievement of performance goals for the three-year performance period ended in the prior year.

(6)
Amounts reported for 2005 include the following:

Joel V. Staff	Matching and profit-sharing contributions to the Savings Plan and the savings restoration component of the Reliant Energy, Inc. Deferral Plan (the "Deferral Plan").
Mark M. Jacobs	Matching and profit-sharing contributions to the Savings Plan and the savings restoration component of the Deferral Plan.
Michael L. Jines	Matching and profit-sharing contributions to the Savings Plan and the savings restoration component of the Deferral Plan ($40,882) and the above market interest earned on account balances in the Reliant Energy, Inc. Successor Deferral Plan ($6,704).
Brian Landrum	Matching and profit-sharing contributions to the Savings Plan and the savings restoration component of the Deferral Plan ($39,057) and the economic benefit of executive life insurance coverage ($540).
Jerry J. Langdon	Matching and profit-sharing contributions to the Savings Plan and the savings restoration component of the Deferral Plan.
James B. Robb	Severance payment made in January 2006 ($1,292,000) and matching and profit-sharing contributions to the Savings Plan and the savings restoration component of the Deferral Plan ($37,720).
(7)
Mr. Staff has served as Chairman and Chief Executive Officer since April 2003 and has been a member of our Board since October 2002.

(8)
Mr. Langdon became an executive officer in May 2003.

(9)
Mr. Robb resigned on November 23, 2005. For information regarding severance benefits paid to Mr. Robb, see "—Employment Contracts, Termination of Employment and Change in Control Agreements—Resignation of Mr. Robb."

Option/SAR Grants in Last Fiscal Year

        In 2005, we granted no options or stock appreciation rights to our named executive officers. For information regarding long-term incentive plan awards to Mr. Landrum under the Key Employee

Award Program (which include a stock option component), see "—Long-Term Incentive Plans—Awards in the Last Fiscal Year" and "—Report of the Compensation Committee—Components of Executive Compensation—Long-Term Incentives."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2005(1)		Value of Unexercised In-the- Money Options at December 31, 2005(1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joel V. Staff	—	$—	975,731	212,709	$5,503,933	$1,256,492
Mark M. Jacobs	—	—	460,000	70,667	2,725,413	481,596
Michael L. Jines	—	—	140,225	5,584	143,353	38,055
Brian Landrum	—	—	133,022	13,065	228,062	89,038
Jerry J. Langdon	—	—	21,533	10,767	80,641	40,322
James B. Robb(3)	26,800	179,064	—	13,400	—	91,321

(1)
The amounts reported do not include the number and value of unexercisable contingent, performance-based options to purchase shares of our common stock granted under the Key Employee Award Program.

As of December 31, 2005, the targeted number of unexercisable performance-based options held by each named executive officer, and the value of the performance-based options (based on the principles described in footnote 2 below), was as follows: Mr. Staff—1,088,000 options ($2,377,280); Mr. Jacobs—612,000 options ($1,337,220); Mr. Jines—272,000 options ($594,320); Mr. Landrum—476,000 options ($742,900); and Mr. Langdon—340,000 options ($742,900). The actual number of options that vest is subject to performance-based objectives and could range from none to 140% of the targeted award amounts.

(2)
The value of unexercised, in-the-money options is the aggregate, calculated on a grant-by-grant basis, of the number of unexercised options multiplied by the difference between $10.32, the closing sales price of our common stock on the last trading day of 2005, and the exercise prices of all such options. The actual value, if any, realized on the options will depend on the difference between the market price of the common stock on the exercise date and the option exercise price.

(3)
In connection with his resignation, Mr. Robb's unexercised options (including those granted under the Key Employee Award Program) were forfeited.

Long-Term Incentive Plans—Awards in the Last Fiscal Year

        The following table sets forth the estimated future payout amounts under the Key Employee Award Program for a grant made in 2005 to Mr. Landrum if the performance goals are met at threshold, target and maximum levels. There is no assurance that we will achieve results that would lead to a payout under the program. For additional information, including the basis for the grant to Mr. Landrum, see "—Report of the Compensation Committee—Components of Executive Compensation—Long-Term Incentives."

			Estimated Future Payouts(1)
			Threshold Number(2)			Target Number(3)			Maximum Number(4)
Name	Number of Target Units	Performance Period Until Payout	Stock- Settled Shares	Options(5)	Cash- Settled Shares	Stock- Settled Shares	Options(5)	Cash- Settled Shares	Stock- Settled Shares	Options(5)	Cash- Settled Shares
Brian Landrum	2	2004-2006	19,200	81,600	19,200	32,000	136,000	32,000	44,800	190,400	44,800

(1)
The award units are subject to forfeiture if Mr. Landrum ceases to be an employee for any reason before December 31, 2006, provided that upon a change of control (as defined in the 2002 Long-Term Incentive Plan), all outstanding award units will vest pro rata with partial years considered full years and be paid out at the target level.

(2)
If the performance goals are achieved at threshold performance, the amount payable under the program is equal to 60% of the target award units.

(3)
If the performance goals are achieved at target performance, the amount payable under the program is equal to 100% of the target award units.

(4)
If the performance goals are achieved at maximum performance, the amount payable under the program is equal to 140% of the target award units.

(5)
Performance-based stock options granted in 2005 have an exercise price of $12.625 per share, the mean of the high and low sales prices of our common stock on the date of the grant.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2005 with respect to our equity compensation plans.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	20,258,354	(3)	$12.70	20,424,268	(4)
Equity compensation plans not approved by security holders(5)	3,188,262	(6)	$8.26	3,763,291
Total	23,446,616		$12.24	24,187,559

(1)
The weighted average exercise prices exclude shares issuable under outstanding performance-based and time-based restricted stock units (which do not have an exercise price).

(2)
Plans approved by stockholders include the ESPP, the 2002 Long-Term Incentive Plan, the Long-Term Incentive Plan of Reliant Energy, Inc. and the Reliant Energy, Inc. Transition Stock Plan.

(3)
This amount includes:

•
17,714,980 shares issuable upon the exercise of outstanding stock options, including 7,758,800 shares issuable upon the exercise of performance-based stock options issuable pursuant to the Key Employee Award Program, assuming payout at the maximum (140%) performance level.

•
2,543,374 shares issuable pursuant to outstanding restricted stock units granted under the 2002 Long-Term Incentive Plan, including 1,825,600 performance-based restricted stock units issuable pursuant to the Key Employee Award Program, assuming payout at the maximum (140%) performance level.

(4)
Includes stockholder-approved reserves of 11,184,000 shares as of December 31, 2005 that may be issued under the ESPP and 9,240,268 shares that may be issued under the 2002 Long-Term Incentive Plan. Under the 2002 Long-Term Incentive Plan, no more than 25% of the shares available for future issuance are available for grant as awards of restricted stock and non-restricted grants of common stock or units denominated in common stock. No additional shares may be issued under the Long-Term Incentive Plan of Reliant Energy, Inc. or the Reliant Energy, Inc. Transition Stock Plan.

(5)
The Reliant Energy Inc. 2002 Stock Plan ("2002 Stock Plan") permits grants of stock options, stock appreciation rights, performance-based stock awards, time-based stock awards and cash awards to all employees other than the executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act. The Board authorized 6,000,000 shares for grant upon adoption of the 2002 Stock Plan. To the extent these 6,000,000 shares were not granted in 2002, the excess shares were cancelled. In January 2003, an additional 6,000,000 shares were authorized for the plan, with no more than 25% of these shares available for grant as awards of restricted stock and non-restricted grants of common stock or units denominated in common stock. The total number of shares available for future issuance is adjusted for new grants, exercises, forfeitures, cancellations and terminations of outstanding awards.

(6)
This amount includes 2,050,453 shares issuable upon the exercise of outstanding stock options and 1,137,809 shares issuable pursuant to outstanding restricted stock units.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        We have previously entered into severance and/or employment agreements with our named executive officers as a means of attracting and retaining them. Effective upon the expiration or termination of these agreements in early 2006, we entered into change in control agreements with each of the named executive officers. Additionally, each of the named executive officers is now covered under a separate company-sponsored executive severance plan, which can be amended or terminated by us at any time, for involuntary or mutually agreed upon terminations not in connection with a change in control. In November 2005, the Compensation Committee, after consultation with an independent compensation consultant retained by the Compensation Committee and consideration of market data, approved the guidelines for the new agreements and severance plan, the terms and conditions of which are described below.

  Change in Control Agreements

        The change in control agreements provide for payments and benefits following a change in control resulting from: (i) an involuntary termination that did not result from death, disability or termination for cause, (ii) termination by the executive for "Good Reason" or (iii) termination initiated by us and mutually agreed upon by the executive and us.

        "Good Reason" is defined as (a) a significant reduction in duties and responsibilities, (b) a reduction in annual base salary, (c) our failure to continue certain benefits and material compensation plans (or comparable benefits plans) or (d) a change in the location of the executive's principal place of employment (generally a relocation of more than 50 miles).

        If the payment obligations under the agreements are triggered, we are required to provide the following severance benefits:

    •
    A cash severance payment equal to a multiple of salary (three in the case of Messrs. Staff, Jacobs, Landrum and Langdon and two in the case of Mr. Jines) plus the same multiple times the target annual incentive compensation bonus under our Annual Incentive Compensation Plan (or any successor plan) ("AICP");

    •
    A pro-rated target bonus based on the number of days the executive was employed during the bonus year in which his employment was terminated;

    •
    Continued welfare benefits coverage (medical, dental and vision) for two years; and

    •
    Outplacement and financial planning services.

        The agreements also provide for "gross-up payments" intended to reimburse the executive for any excise taxes under Internal Revenue Code Section 4999 ("golden parachute" excise taxes) in connection with the agreement.

  Executive Severance Plan

        Our new executive severance plan provides for payments and other benefits upon termination of the executive's employment that did not result from death, disability or termination for cause.

        If the payment obligations under the plan are triggered, we are required to provide the following severance benefits:

    •
    A cash severance payment equal to a multiple of salary (two in the case of Mr. Staff and 1.5 in the case of Messrs. Jacobs, Jines, Landrum and Langdon) plus the same multiple times the target annual incentive compensation bonus under our AICP;

    •
    A pro-rated target bonus based on the number of days the executive was employed during the bonus year in which his employment was terminated;

    •
    Continued welfare benefit coverage (medical, dental and vision) for the number of years equal to the applicable severance multiple; and

    •
    Outplacement and financial planning services.

  Agreements with Mr. Jacobs

        In July 2002, we entered into an employment agreement with Mr. Jacobs. Under the agreement, we agreed to employ Mr. Jacobs in the capacity of Executive Vice President and Chief Financial Officer. Since Mr. Jacobs met the conditions for the retention bonus under the employment agreement, we paid him $796,278 in 2005. The agreement was amended by the parties effective April 30, 2003 to provide that upon expiration of the initial term of the employment agreement on July 31, 2005, Mr. Jacobs would be covered by a severance agreement similar to the severance agreements entered into by our other executives in January 2003. In March 2006, Mr. Jacobs entered into the same change in control agreement as all other named executive officers (as described above), which superceded all prior employment and severance agreements. He is also now covered under the executive severance plan (as described above), which covers the other named executive officers.

  Resignation of Mr. Robb

        In November 2005, we entered into an amendment to the severance agreement with Mr. James B. Robb. The amendment amended the definition of "Covered Termination" in the agreement to include the resignation of Mr. Robb from employment with us and to confirm his entitlement to the benefits under the agreement. In connection with Mr. Robb's resignation, we paid him $1,292,000 in cash severance benefits and his rights to unvested equity awards were forfeited. In addition, Mr. Robb will receive medical, dental and vision coverage at active employee rates for 18 months, reimbursement for the cost of outplacement services used within 18 months (up to a maximum of $50,000) and continued access to financial planning services until December 31, 2006.

Certain Relationships and Related Transactions; Compensation Committee Interlocks and Insider Participation

        During 2005, the members of the Compensation Committee consisted of E. William Barnett, Steven L. Miller and William L. Transier. All members of the Compensation Committee during 2005 were independent directors and none of them were our employees or former employees. During 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Compensation Committee or Board.

Report of the Compensation Committee [Subject to Finalization]

Overview

        The Compensation Committee of the Board of Directors (the "Committee"), which operates under a charter approved by the Board, reviews the compensation practices and policies of Reliant Energy, Inc. (the "Company"), annually reviews and approves the compensation of the Chief Executive Officer, annually reviews and approves the compensation of the Company's other senior executives, reviews and approves the compensation of the directors, evaluates the performance of the Chief Executive Officer and annually prepares this report on executive compensation for inclusion in the proxy statement. In performing these functions, the Committee strives to ensure that the interests of management are properly aligned with stockholders' interests. The Committee also consults with and obtains the advice of a nationally recognized independent compensation consultant retained by the Compensation Committee to ensure that the Company's practices and policies are market based and appropriate. The Board of Directors determines the Committee's membership, and the Committee is comprised solely of independent directors.

Executive Compensation Philosophy

        The Committee believes that compensation for executives should (i) be competitive with other companies in order to attract, motivate and retain the talent needed to lead and grow the Company's business; (ii) be based on performance of the individual and performance of the business; (iii) provide a strong incentive for key managers to achieve the Company's goals; (iv) make prudent use of the Company's resources; and (v) align with stockholders' interests. The Committee further believes that a substantial portion of executive compensation should be composed of variable, at-risk elements with the majority of such elements being based on the Company's long-term success.

        In making compensation decisions, the Committee also reviews and considers compensation data for executives at (i) other leading utility and power generation companies (in 2005, consisting of The AES Corporation, American Electric Power Company, Inc., Calpine Corporation, Constellation Energy Group, Inc., Dominion Resources, Inc., Duke Energy Corporation, Dynegy Inc., Edison International, Entergy Corporation, Exelon Corporation, FPL Group, Inc., Mirant Corporation, NRG Energy, Inc., PG&E Corporation, PPL Corporation, Sempra Energy, TXU Corp. and The Williams Companies, Inc.), and (ii) corporations in the broader energy industry and general industry of a size comparable to the Company. The Committee's goal in determining the appropriate level of executive compensation is to offer a competitive pay package in consideration of the range of relevant market pay for the position. Other factors considered by the Committee include individual performance, impact on Company performance, reputation, skills, experience and internal equity.

Components of Executive Compensation

        The compensation program for executive officers of the Company consists of the following components: (i) base salary; (ii) annual incentive cash payment awards; and (iii) long-term incentive awards consisting of stock options, restricted stock awards and/or cash awards.

Base Salary

        The Committee annually reviews the base salaries of the Company's executive officers and approves adjustments based on various factors as noted above (see "Executive Compensation Philosophy" above).

Annual Incentive Compensation

        The purpose of the Company's cash-based Annual Incentive Compensation Plan ("AICP") is to encourage a high level of corporate performance through the establishment of predetermined corporate goals, the attainment of which requires a high degree of competence and diligence on the part of the Company's executive officers. Payment of AICP awards, which are calculated as a specified target percentage of the participant's base salary, is subject to the satisfaction of performance goals at specified achievement levels. The named executive officers had target AICP opportunities ranging from 55% to 100% of their base salaries. The possible ranges of achievement are (i) threshold (resulting in a payout of 20% of target), (ii) target (resulting in a payout of 100% of target) and (iii) maximum (resulting in a payout of 200% of target). Performance below threshold would result in no payout.

        For 2005, the Committee established the AICP performance goals listed below. The results were as follows:

    •
    The first goal (25% of the award) required the Company to meet specified financial targets in 2005. In March 2006, the Committee determined that the achievement level was 34%.

    •
    The second goal (50% of the award) required the Company to achieve ongoing cost reductions as measured by total operating costs adjusted to exclude reasonable costs to implement the ongoing cost reductions and certain costs that are subject to external drivers (compressible cost). In March 2006, the Committee determined that the achievement level was 88%.

    •
    The third goal (8% of the award) related to improvement in the employee survey results. In March 2006, the Committee determined that the achievement level was 117%.

    •
    The fourth goal (17% of the award) related to various strategic initiatives for each executive officer, including the executive officers named in the "Summary Compensation Table," based on his or her functional area. The Committee established the strategic goals, the metrics to be used to measure performance and the proposed achievement levels for the Chief Executive Officer and delegated to the Chief Executive Officer the authority to establish the goals, metrics and achievement levels for the other named executive officers. In March 2006, the Committee determined the individual achievement levels for the Chief Executive Officer and reviewed the results for the other named executive officers. Based on these results, achievement levels ranged from 119% to 168%.

Long-Term Incentives

        The purpose of the Company's long-term incentive program, the Reliant Energy, Inc. 2002 Long Term Incentive Plan ("2002 LTIP") is to further the interests of the Company and its stockholders by providing incentives to key employees in order to recognize outstanding performance and individual contributions, and to give participants in the plan an interest parallel to that of stockholders. LTIP awards may consist of stock options, stock appreciation rights, restricted stock, common stock, and/or cash.

        In February 2004, the Committee granted performance awards to 26 employees of the Company (including each of the Company's named executive officers) under the Key Employee Award Program ("Key Employee Award Program") established under the 2002 LTIP. The performance period and vesting cycle for these awards ends on December 31, 2006.

        The Key Employee Award Program originally provided that participants would not receive any additional grants until after the end of the three-year period. However, the Committee amended the Key Employee Award Program effective August 2005 to award additional units to two executives, one of whom (Mr. Landrum) is a named executive officer. Mr. Landrum was awarded an additional two units in recognition of a significant increase in his responsibilities after a reorganization of the executive management team in early 2005. The amendment also provided that no new participants would be added to the program and no additional awards of any type would be granted under the program to participants.

        Each award unit issued under the Key Employee Award Program consists of: (i) 68,000 stock options (exercise price per share equal to the per share fair market value of the Company's common stock on the grant date), (ii) 16,000 stock-settled restricted performance units (convertible into an equal number of shares of common stock on the date of vesting) and (iii) 16,000 cash performance units (convertible into a cash amount equal to the fair market value of one share of the Company's common stock for each cash unit awarded on the date of vesting). Awards granted under the Key Employee Award Program are forfeited if the participant ceases for any reason to be an employee of the Company before the award vests, except that the awards will immediately vest pro rata, with partial years considered full years, in the case of a change in control of the Company (as defined in the 2002 LTIP).

        The Key Employee Award Program provides for a payout ranging from 0% to 140% of the target award level, as determined by the Committee, in its sole discretion, after considering various qualitative and quantitative performance criteria. These criteria include (i) reducing the ratio of our adjusted net debt to adjusted EBITDA ratio to at least 3.5, (ii) delivering superior customer value and (iii) building a great company to work for, taking into consideration market conditions for each factor. The Committee has the discretion to weight the various performance objectives as it deems appropriate.

Prospective Changes to Long-Term Incentives

        The Committee has consulted with its outside compensation consultant regarding a long-term incentive structure for 2007 and beyond. Based on its advice, and in consideration of relevant market data, the Committee intends to establish a more traditional annual grant program under the 2002 LTIP that would provide annual grants to key employees and allow them to accumulate equity value in the Company. These awards may be time-vested, performance-based, or a combination thereof, at the Committee's discretion.

Perquisites and Other Compensation

        The Company's philosophy is not to provide substantial personal benefits or perquisites to its executives. For example, the Company does not provide personal use of an airplane, automobile or lodging to its executives. The Company does provide up to $5,000 per year to each executive officer in reimbursement for specified financial planning services and a one-time allowance of $5,000 for estate planning services. Executive officers may also participate in the Company's defined contribution 401(k)/profit-sharing plan which is available to all employees. The Company does not offer defined benefit pension benefits to any employees except as required by collective bargaining agreements.

Limitation of Deductions

        Section 162(m) of the Internal Revenue Code generally limits the deductibility of executive compensation paid to the Company's named executive officers to $1,000,000 per year for federal income tax purposes, but contains an exception for certain performance-based compensation. In making compensation decisions, the Committee considers the potential deductibility of proposed compensation arrangement for the Company's executive officers. However, the Committee may elect to approve non-deductible compensation arrangements if it believes that such arrangements are in the best interests of the Company and its stockholders. As part of its analysis, the Committee may take into account a variety of factors, including the Company's ability to utilize the deduction based on projected taxable income. In the opinion of the Company's tax advisors, some or all of the components of the units awarded under the Key Employee Award Program will not be deductible to the extent they exceed the Section 162(m) limit.

Compensation of the Chief Executive Officer

        The Committee determined the compensation of Mr. Staff in accordance with the compensation principles and plans discussed in this report and the Committee's charter. In March 2005, the Committee approved a base salary for Mr. Staff of $1,000,000, which was the same as his base salary for 2004, and established a target 2005 AICP award for Mr. Staff equal to 100% of his base salary. The Committee believes that the resulting total cash compensation (base salary plus annual bonus at target) is competitive with that of chief executive officers at companies similarly situated to the Company.

        The Committee designated the following performance goals for Mr. Staff as described more fully above: financial results (25%), compressible costs (50%), employee survey results (8%) and strategic initiatives (17%). In March 2006, the Committee approved an AICP Award for Mr. Staff for 2005 performance in the amount of $900,000, which was 90% of his target award.

        The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

                      Compensation Committee,

                      William L. Transier, Chairman
                      E. William Barnett
                      Steven L. Miller

AUDIT MATTERS

Report of the Audit Committee [Subject to Finalization]

        The Audit Committee oversees the financial reporting process for Reliant Energy, Inc. (the "Company") on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board. A copy of the charter is attached as Appendix A to the proxy materials and available at http://www.reliant.com/corporate. The Audit Committee's duties include appointing the Company's independent auditors, pre-approving both audit and non-audit services to be provided by the independent auditors and assisting the Board in providing oversight to the Company's financial reporting process.

        Each member of the Audit Committee is an independent director as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Committee also satisfies the Securities and Exchange Commission's ("SEC") additional independence requirements for members of audit committees. In addition, the Board has designated Ms. Laree E. Perez and Mr. William L. Transier as "audit committee financial experts," as defined by the SEC's rules and regulations.

        In performing its oversight function, the Audit Committee reviewed and discussed with management and the independent auditors the annual and all quarterly financial statements prior to their issuance in the Company's periodic reports filed with the SEC. In connection with such financial statement and disclosure reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditors of the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee), including the quality of the Company's accounting principles, the reasonableness of management's significant accounting judgments and estimates and the clarity and completeness of disclosures in the financial statements.

        In addition, the Audit Committee has received from the independent auditors written disclosures and a letter as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the independent auditors their independence from the Company and its management, and considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee met with the Company's Chief Executive Officer and Chief Financial Officer to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company's financial statements and the effectiveness of the Company's system of disclosure controls and procedures.

        The Audit Committee also reviewed and discussed with the Company's management and independent auditors the Company's internal control over financial reporting, including management's assessment of the effectiveness of the Company's internal control over financial reporting and its independent auditors' evaluation of the Company's internal control over financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

                      Audit Committee,

                      Laree E. Perez (Chairman)
                      Donald J. Breeding
                      William L. Transier

Change in Independent Auditors

        On March 18, 2006, the Audit Committee of our Board of Directors appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and dismissed Deloitte & Touche LLP.

        Deloitte & Touche LLP's reports on our consolidated financial statements as of December 31, 2005 and 2004 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte & Touche LLP's audit reports dated March 14, 2005 and March 14, 2006 each included an explanatory paragraph relating to the change in method of accounting for major maintenance to the "expense as incurred" method in 2004. Deloitte & Touche LLP's audit reports on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 and December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of our financial statements for each of the two most recent fiscal years ended December 31, 2005 and 2004, there were no disagreements between Reliant Energy and Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused Deloitte & Touche LLP to make reference to the matter in its reports. During the two most recent fiscal years and through the date hereof, there have been no "reportable events" as defined in Regulation S-K, Item 304(a)(1)(v).

        In deciding to select KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with us that would impair its independence. During our two most recent fiscal years ended December 31, 2005 and 2004, we did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        Representatives of KPMG LLP and Deloitte & Touche LLP will be present at the Annual Meeting. Each will have an opportunity to make a statement if they wish and will be available to respond to questions from stockholders at the meeting.

Principal Accounting Firm Fees

        The following table shows the fees related to the audit and other services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which includes Deloitte Consulting (collectively, "Deloitte & Touche") for 2004 and 2005:

	2004	2005
Audit Fees	$6,966,486	$6,491,022
Audit-Related Fees	762,030	48,000
Tax Fees	69,575	67,820
All Other Fees	—	—

Total	$7,798,091	$6,606,842

        Audit Fees.    This category includes fees related to the audit of our annual financial statements, the audit of our internal controls over financial reporting, which totaled $3.2 million in 2004 and $2.3 million in 2005, and expenses. This category also includes the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, consultations provided on audit and accounting matters that arose during, or as a result of, the audits or the reviews of interim financial statements, audit procedures related to restatements of prior periods caused by discontinued operations, reviews of offering documents and registration statements for debt and issuance of related comfort letters and the preparation of any written communications on internal control matters.

        Audit-Related Fees.    This category consists of assurance and related services by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."

        Tax Fees.    This category consists of professional services rendered by Deloitte & Touche for tax compliance and tax advice. The services for the fees disclosed under this category are for technical tax advice.

        All Other Fees.    We did not pay or accrue any fees under this category to Deloitte & Touche during 2004 or 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        All audit services, permissible non-audit services and related fees were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Charter provides for review and pre-approval by the Committee of all audit services, permissible non-audit services and related fees conducted by our independent auditors.

Policy on the Rotation of Independent Auditors

        Under its charter, the Audit Committee has the duty and responsibility for ensuring the rotation of audit partners as required by law as well as periodically evaluating whether to rotate our independent auditors.

STOCKHOLDER DIRECTOR NOMINATIONS

        On March 9, 2006, Seneca Capital, L.P. ("Seneca"), a hedge fund that owns shares of our common stock, sent us a letter purporting to nominate three of its employees, Nikola Duravcevik, Scott G. Pearl and Mitchell Raab, to stand for election at the Annual Meeting. At that time, Seneca indicated that it did not intend to engage in a public solicitation of stockholder support prior to pursuing a thorough dialogue with our management and Board of Directors. Since that time, our management has met with Seneca's nominees and has been engaged in a dialogue with Seneca about its nominations and other matters pertaining to our business. On March 30, 2006, Seneca sent our Corporate Secretary a purported demand under Section 220 of the Delaware General Corporate Law for a list of stockholders as of the record date and other information for the stated purpose of enabling Seneca to communicate with other stockholders with respect to company affairs in general and to proceed with a solicitation of proxies from stockholders to elect certain persons nominated by Seneca for election to our Board of Directors at the annual meeting.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items set forth in this proxy statement. The Board does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your WHITE proxy card authorizes the Proxy Holders to vote as they think best, unless authority to do so is withheld by you in the WHITE proxy card.

ADDITIONAL INFORMATION

Stockholder Proposals

        Our bylaws require advance notice of proposals by stockholders to be presented for action at an annual meeting. In the case of the 2007 Annual Meeting, the required notice must be received by our Corporate Secretary between [                ], 2007 and [                ], 2007 and if you would like such proposal to be included in the proxy statement for our 2007 Annual Meeting, the proposal must also be received on or before [                ], 2006, see "—Deadline for Inclusion in 2007 Proxy Statement" below. Our bylaws require that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent's status as a stockholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal as well as other procedural requirements. A copy of our bylaws describing the requirements for notice of stockholder proposals may be obtained by writing our Corporate Secretary.

        Our bylaws provide that a stockholder may nominate a director for election if the stockholder sends a notice to our Corporate Secretary identifying any other person making such nomination with the stockholder and providing proof of stockholder status. This notice must be received at our principal executive offices between [                ], 2007 and [                ], 2007. The stockholder must also provide the information about the nominee that would be required to be disclosed in the proxy statement. We are not required to include any stockholder-proposed nominee in the proxy statement. A copy of our bylaws describing the requirements for the nomination of director candidates by stockholders may be obtained by writing our Corporate Secretary.

Deadline for Inclusion in 2007 Proxy Statement

        Although, as discussed above, our bylaws allow a stockholder to present notice of a proposal to be acted on at a stockholder meeting from [                ], 2007 and [                ], 2007, Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. In general, under Rule 14a-8, a proposal for a regularly scheduled annual meeting must be received at the company's principal executive offices not less than 120 calendar days before the date that the company's proxy statement was released to stockholders in connection with the previous year's annual meeting or, if the company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, a reasonable time before the company begins to print and mail its proxy materials. For a special meeting, the deadline is a reasonable time before the company begins to print and mail its proxy materials. In addition to complying with the applicable deadline, stockholder proposals must also be otherwise eligible for inclusion. As a result, any stockholder who intends to present a proposal at the 2007 Annual Meeting and who requests inclusion of the proposal in our 2007 proxy statement and form of proxy in accordance with applicable SEC rules and regulations must submit the proposal to us by [                ], 2006.

        We expect to hold our 2007 Annual Meeting on or about [                ], 2007, which is a change of not more than 30 days from this year's Annual Meeting.

Where to Submit Stockholder Proposals

        If you would like to submit a stockholder proposal, you may do so by sending the proposal in writing during the periods specified above to the attention of our Corporate Secretary via mail to Reliant Energy, Inc., P.O. Box 1384, Houston, Texas 77251-1384 or via facsimile to (713) 497-0140.

Participants in the Solicitation and Proxy Solicitation Costs

        We will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitation by use of the mail, proxies and voting instructions may be solicited by some of our directors, officers and employees by further mailing, telephone, facsimile, electronic means or personal contact. These individuals are listed on Appendix A to this proxy statement. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained Innisfree M&A Incorporated ("Innisfree"), 501 Madison Avenue—20th Floor, New York, New York, 10022, to aid in the solicitation of votes. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

        As discussed above under the heading "Stockholder Director Nominations," Seneca Capital, L.P., a stockholder, has nominated three directors to stand for election at the Annual Meeting. As a result, we will incur substantial additional costs in connection with the solicitation of proxies. We will pay Innisfree up to $[            ] and reimburse them for certain expenses. Innisfree will employ approximately [    ] people to solicit proxies from our stockholders. Increased costs will also include increased fees of outside counsel, increased printing and mailing costs for additional solicitation materials, including the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners as described above, and the costs of retaining an independent inspector of election. We estimate that the aggregate cost (exclusive of litigation, if any) to us will be approximately $[    ], of which $[            ] has been incurred to date. The additional costs do not include the costs represented by the regular salaries and wages of our employees and officers.

        Appendix A to this proxy statement contains certain information regarding our directors, officers and other participants who will be soliciting proxies on our behalf.

ANNUAL REPORT TO STOCKHOLDERS

        Our Annual Report on Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2005, accompanies the proxy material being mailed to all stockholders. The annual report is not a part of the proxy solicitation material.

ADDITIONAL INFORMATION ABOUT US

        From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

  •
  Our main Internet site, located at http://www.reliant.com, contains product and marketing data as well as job listings. A link to our investor relations site can be found at http://www.reliant.com/corporate. Our investor relations site contains our press releases, earnings releases, financial information and stock quotes, as well as links to our SEC filings.

  •
  You may read and copy the proxy statement at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov.

  •
  To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 497-7000 or via our website at http://www.reliant.com/corporate.

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
OF PROXIES BY RELIANT ENERGY, INC.

        Under applicable SEC regulations, members of our Board of Directors, the Board's nominees and certain of our officers and employees may be deemed to be "participants" with respect to our solicitation of proxies in connection with our 2006 annual meeting of stockholders. The following sets forth the name and the present principal occupation or employment, and the name and principal business address of any corporation or other organization in which such employment is carried on, of the persons who may be deemed "participants."

DIRECTORS AND NOMINEES

        The principal occupations of our directors and director nominees who may be deemed participants in our solicitation are set forth in Proposal No. 1 under the "Election of Directors" section of this proxy statement. The name and business addresses of the organizations of employment of our director and director nominees are as follows:

Name	Business Address
E. William Barnett	c/o Baker Botts LLP One Shell Plaza 910 Louisiana, 38th Floor Houston, TX 77002
Donald J. Breeding	Airline Management, LLC 10 Coverdell Park The Woodlands, TX 77382
Kirbyjon H. Caldwell	Windsor Village United Methodist Church 6000 Heatherbrook Drive Houston, TX 77085
Steven L. Miller	SLM Discovery Ventures, Inc. Union Station 501 Crawford Street, #500 Houston, TX 77002
Laree E. Perez	The Medallion Company, LLC 60 Via Oreada Corrales, NM 87048
Joel V. Staff	Reliant Energy, Inc. 1000 Main Street, 12th Floor Houston, TX 77002
William L. Transier	Endeavour International Corporation 1000 Main Street, Suite 3300 Houston, TX 77002

OFFICERS AND EMPLOYEES

        The principal occupations of our executive officers and other officers and employees who may be deemed "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such person's position with Reliant Energy, Inc., 1000 Main Street, Houston, Texas 77002.

Name	Principal Occupation
Mark M. Jacobs	Executive Vice President and Chief Financial Officer
Brian Landrum	Executive Vice President, Operations
Daniel N. Hannon	Senior Vice President, Finance & Corporate Development
Dennis L. Barber	Director, Investor Relations
Kevin L. Kremke	Director, Investor Relations

INFORMATION REGARDING OWNERSHIP OF COMPANY SECURITIES BY PARTICIPANTS

        Except as described in this Appendix A or the proxy statement, none of the persons listed above under "Directors and Nominees" and "Officers and Employees" owns any Reliant securities of record which they do not own beneficially. The number of shares of Reliant common stock held by directors, director nominees and the named executive officers as of April [    ], 2006, is set forth in the "Security Ownership of Certain Beneficial Owners and Management" section of the proxy statement. The number of shares of Reliant common stock held by the other officers and employees listed above under "Officers and Employees" as of April [    ], 2006 is set forth below. (This information includes shares that may be acquired by the exercise of stock options within 60 days of such date.)

Name	Share Ownership
Daniel N. Hannon	147,008
Dennis L. Barber	17,159
Kevin L. Kremke	29,837

INFORMATION REGARDING TRANSACTIONS IN COMPANY SECURITIES BY PARTICIPANTS

        The following table sets forth purchases and sales during the past two years of shares of our common stock by the persons listed above under "Directors and Nominees" and "Officers and Employees." All transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Common Stock, Options to Purchase Shares of Common Stock, and Units Acquired or (Disposed of)		Notes
Dennis L. Barber	3/30/2004 6/30/2004 11/5/2004 11/23/2004 11/23/2004 12/31/2004 6/30/2005 8/10/2005 9/7/2005 12/31/2005 3/10/2006	4,000 1,373 (2,700 1,840 (1,840 680 870 1,981 (1,500 749 (431	) ) ) )	(1) (2) (3) (4) (5) (2) (2) (1) (3) (2) (6)

E. William Barnett	1/2/2004 4/1/2004 6/2/2004 6/2/2004 7/1/2004 10/1/2004 1/3/2005 4/1/2005 6/7/2005 6/7/2005 7/1/2005 10/3/2005 1/3/2006	4,828 4,639 5,000 2,500 2,658 2,517 2,005 2,600 5,000 2,500 1,983 1,809 3,105		(1) (1) (7) (1) (1) (1) (1) (1) (7) (1) (1) (1) (1)
Donald J. Breeding	1/2/2004 4/1/2004 6/2/2004 6/2/2004 7/1/2004 10/1/2004 1/3/2005 4/1/2005 6/7/2005 6/7/2005 7/1/2005 10/3/2005 1/3/2006	833 2,095 5,000 2,500 1,214 1,434 854 1,507 5,000 2,500 1,782 1,310 2,382		(1) (1) (7) (1) (1) (1) (1) (1) (7) (1) (1) (1) (1)
Kirbyjon H. Caldwell	6/2/2004 6/2/2004 6/7/2005 6/7/2005	5,000 2,500 5,000 2,500		(7) (1) (7) (1)
Daniel N. Hannon	6/30/2004 3/10/2006	1,038 (4,860)		(2) (6)
Mark M. Jacobs	6/30/2004 2/22/2005 6/30/2005 11/29/2005	3,329 12,744 1,844 10,000		(2) (8) (2) (3)
Kevin L. Kremke	1/6/2004 3/30/2004 4/14/2004 4/14/2004 6/30/2004 7/7/2004 12/31/2004 1/24/2005 6/30/2005 8/10/2005 9/2/2005 11/3/2005 12/31/2005 3/10/2006	(1,558 4,567 893 (893 832 (832 1,155 (1,155 916 1,981 (100 (150 1,009 (431	) ) ) ) ) ) )	(3) (1) (4) (5) (2) (3) (2) (3) (2) (1) (3) (3) (2) (6)

Brian Landrum	2/13/2004 2/13/2004 6/30/2004 2/22/2005 2/22/2005 6/30/2005 12/2/2005	7,813 (2,465 3,329 3,900 (1,274 1,844 10,000	) )	(8) (6) (2) (8) (6) (2) (3)
Steven L. Miller	4/1/2004 6/2/2004 6/2/2004 7/1/2004 10/1/2004 1/3/2005 4/1/2005 6/7/2005 6/7/2005 7/1/2005 10/3/2005 1/3/2006	2,077 5,000 2,500 2,514 2,517 2,005 2,600 5,000 2,500 1,983 1,809 3,105		(1) (7) (1) (1) (1) (1) (1) (7) (1) (1) (1) (1)
Laree E. Perez	6/2/2004 6/2/2004 6/7/2005 6/7/2005	5,000 2,500 5,000 2,500		(7) (1) (7) (1)
Joel V. Staff	2/13/2004 6/30/2004 6/30/2005 12/6/2005	257,500 3,329 1,844 50,000		(1) (2) (2) (3)
William L. Transier	1/2/2004 4/1/2004 6/2/2004 6/2/2004 7/1/2004 10/1/2004 1/3/2005 6/7/2005 6/7/2005	5,160 4,938 5,000 2,500 2,889 3,185 2,305 5,000 2,500		(1) (1) (7) (1) (1) (1) (1) (7) (1)

(1)
Represents a restricted stock or restricted stock unit award.

(2)
Represents shares purchased pursuant to our Employee Stock Purchase Plan.

(3)
Represents shares purchased or (sold) on the open market.

(4)
Represents shares acquired upon the exercise of stock options.

(5)
Represents an open market sale of shares acquired through the exercise of stock options.

(6)
Represents shares sold to pay withholding taxes resulting from fully vested restricted stock or restricted stock unit awards.

(7)
Represents a stock option grant.

(8)
Represents shares acquired based on the achievement of performance goals for a three-year performance period ended on December 31st of the prior year.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

        Except as described in this Appendix A or the proxy statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since January 1, 2005, or has knowledge of any currently proposed transactions or series of proposed transactions, (i) to which we or any of our subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Futhermore, except as described in this Appendix A or the proxy statement, no participant or Participant Affiliate directly or indirectly beneficially owns any securities of ours or any securities of any subsidiary of ours.

        Except as described in this Appendix A or the proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by us or any of our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described in this Appendix A or the proxy statement, there are no contracts, arrangements or understanding by any participant or Participant Affiliate within the past year with any person with respect to any of our securities.

        Mr. Hannon has been granted 3.5 Key Employee Award units (each unit consisting of 68,000 options, 16,000 restricted stock units and 16,000 cash units) under the 2002 Long-Term Incentive Plan. Mr. Hannon is also covered by the Executive Severance Plan described in the proxy statement and is also eligible to receive an annual incentive award under the AICP. On March 30, 2004, Mr. Barber received 8,000 units consisting of 4,000 units which convert upon vesting into 4,000 shares of our common stock and 4,000 units which convert upon vesting into a cash amount equal to the fair market value of one share of our common stock for each cash unit awarded on the date of vesting, and Mr. Kremke received 9,134 units consisting of 4,567 units which convert upon vesting into 4,567 shares of our common stock and 4,567 units which convert upon vesting into a cash amount equal to the fair market value of one share of our common stock for each cash unit awarded on the date of vesting. Messrs. Barber and Kremke are also covered under company-sponsored severance and annual incentive plans.

APPENDIX B

RELIANT ENERGY, INC.

AUDIT COMMITTEE CHARTER

(as amended and restated as of February 23, 2005)

The Board of Directors of Reliant Energy, Inc. (the "Company") has established the Audit Committee of the Board and has adopted this Charter, which is dated July 7, 2003 as amended effective February 23, 2005, and reflects the Company's current circumstances and current "best practices." It is the intention of the Board that this Charter be a dynamic document, to be regularly reviewed and updated to ensure that it represents evolving "best practices" on a basis consistent with the Reliant Energy, Inc. Statement of Objectives, as set forth below:

  The objective of the Board of Directors (the "Board") is to govern the affairs of the Company for the benefit of our shareholders and other constituencies, including our employees, customers and the communities in which we do business. The Board strives to ensure the success and continuity of the Company's business by electing qualified management and fostering an environment in which the Company's activities are conducted in a legally-compliant, responsible and ethical manner.

  Strong principles of corporate governance are critical to achieving these objectives. Accordingly, the Board has committed to:

  •
  High Corporate Governance Standards—Engaging in conduct that conforms to current corporate governance standards and monitoring evolving standards of corporate governance in an effort to substantially exceed the consensus view of the minimally-acceptable standards;

  •
  Responsible Decision Making—Acting in the best interests of the Company and its shareholders, taking into account the effect of its actions on the Company's employees, customers, the environment and the communities in which it operates;

  •
  Transparency in Reporting—Ensuring transparency in the Company's reporting of its financial condition and results of operations, business activities and other disclosure by the Company to regulatory authorities, shareholders and other constituencies; and

  •
  Ethical Behavior—Conducting the Company's business in a fashion consistent with the highest standards of ethical conduct and in such a fashion that complies with both the letter and the spirit of the applicable laws, rules and regulations.

I.     Purposes

The purposes of the Audit Committee are:

1.
To oversee the quality and integrity of the financial statements;

2.
To oversee the Company's compliance with legal and regulatory requirements;

3.
To oversee the qualifications and independence of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's Annual Report on Form 10-K (referred to herein as the "independent public accountants");

4.
To oversee the Company's compliance program and the activities of the Corporate Compliance Officer and Chief Risk Officer;

5.
To oversee the performance of the Company's internal audit function and independent public accountants; and

6.
To perform such other duties as are directed by the Board.

The Audit Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement relating to its annual meeting of shareholders.

II.    Membership

        The Audit Committee shall be comprised of three or more Directors, as determined by the Board. Audit Committee members are appointed by the Board upon recommendation of the Nominating & Governance Committee, and shall serve until their successors are duly elected and qualified. Each member of the Audit Committee shall be qualified to serve on the Audit Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE"), and shall also satisfy any additional requirements deemed appropriate by the Board. No member shall serve on an audit committee of more than two other public companies.

Each member shall be (or shall become within a reasonable time after appointment) financially literate, as the Board, in its business judgment, interprets the term. Additionally, at least one member of the Audit Committee must have "accounting or related financial management expertise," as the Board, in its business judgment, interprets the term. Either at least one member of the Audit Committee must be an "audit committee financial expert" (as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the "Act")) or the fact that the Audit Committee has no financial expert must be disclosed in the Company's SEC filings. The Board may presume that a person who is an "audit committee financial expert" as defined by the SEC's rules has accounting or related financial management expertise. Members of the Audit Committee may enhance their familiarity with finance and accounting principals by participating in educational programs that the Company or an outside consultant conducts.

Notwithstanding the foregoing membership requirements, no action of the Audit Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

III.  Meetings and Structure

The Audit Committee shall meet at least four times per year to review the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary. Members are expected to regularly attend Audit Committee meetings, and to spend the time needed to properly discharge their responsibilities. An Audit Committee member who is unable to attend an Audit Committee meeting is expected to notify the chairperson of the Audit Committee prior to the meeting.

The schedule for each Audit Committee meeting shall be furnished to all directors, and the agenda for each Audit Committee meeting shall be furnished to the Audit Committee members as well as to the chairperson of each other committee of the Board. Additionally, all non-management directors are invited to attend every meeting of the Audit Committee and receive copies of all materials distributed at such meetings, with the understanding that non-management directors that do not sit on the Audit Committee will have only observer status. The Audit Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company's bylaws.

Information and data important to the Board's understanding of the business to be conducted at an Audit Committee meeting should be distributed in writing to the attendees before the meeting (taking into account that there may be exigent circumstances in which it is not possible to do so), and directors are expected to review these materials prior to the meeting. Materials should be physically delivered at least five calendar days prior to the meeting in question.

The Audit Committee shall meet periodically with management (including not less than annually with each of the Chief Executive Officer and the Chief Financial Officer, meeting separately), the Company's Controller, the Company's Director of Internal Auditing, the Company's Corporate Compliance Officer, the Company's Chief Risk Officer and the independent public accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The Board shall appoint one member of the Audit Committee as chairperson. The chairperson shall be responsible for leadership of the Audit Committee, including developing the agenda with the assistance of and in consultation with appropriate members of the Audit Committee and management, presiding over the meetings, making assignments and reporting to the Board. The agenda for each Audit Committee meeting shall provide for a meeting of the members of the Audit Committee in executive session. The chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company's independent public accountants and the Company's Director of Internal Auditing.

Any vacancy on the Audit Committee shall be filled by majority vote of the Board. Audit Committee members may be removed only by a majority vote of the directors then in office who qualify as independent under NYSE listing standards.

A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Audit Committee may also act by unanimous written consent in lieu of a meeting.

IV.    Authority and Responsibilities

The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company's independent public accountants. The independent public accountants report directly to and are accountable to the Audit Committee.

The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Audit Committee may form, and delegate some or all of its authority to, subcommittees as it deems appropriate; provided, however, that it shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Audit Committee as a whole. The Audit Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, as it deems necessary, without consulting or obtaining advance approval of any officer of the Company and without approval of the full Board. The Audit Committee shall have the authority to approve the fees and expenses of such advisors and have the Company pay such fees and expenses, as well as any administrative expenses of the Audit Committee.

If the Audit Committee retains an independent advisor, it must notify the Board and, if the Chief Executive Officer is not a member of the Board at such time, the Chief Executive Officer. The Audit Committee may request any officer or employee of the Company or any of its subsidiaries, the Company's outside legal counsel, and the Company's external auditors to meet with the Audit Committee or any member of the Audit Committee.

The Audit Committee shall be responsible for the resolution of any disagreements between the independent public accountants and management regarding the Company's financial reporting.

The Audit Committee shall have the following duties and responsibilities:

Independent Public Accountants

1.
Be solely responsible for annually selecting and engaging the Company's independent public accountants retained to audit the financial statements of the Company, with such selection to be submitted to the shareholders for ratification.

2.
Be solely responsible for reviewing the performance of the independent public accountants, including the lead partner and reviewing partner of the independent public accountants, and approving any proposed discharge of the independent public accountants when circumstances warrant.

3.
Be solely responsible for reviewing and approving in advance the plan and scope of the independent public accountants' audits, non-audit services and related fees.

4.
Ensure the rotation of the audit partners as required by law.

  Evaluate periodically whether to rotate the Company's independent audit firm.

  Engage in a dialogue with the independent public accountants to confirm that audit partner compensation is consistent with applicable SEC rules.

5.
Ensure the independent public accountants do not provide any services to the Company that are prohibited by applicable laws; carefully evaluate and continually reevaluate those permitted services provided by its accountants to ensure that they remain within the scope of services allowed by applicable laws and that they otherwise are consistent with and do not compromise the auditor's independence.

6.
Establish hiring policies for employees or former employees of the Company's independent public accountants.

7.
Periodically obtain and review a report from the independent public accountants regarding all relationships between the independent public accountants and the Company and discuss such report with the independent public accountants.

Review

8.
Review and approve the appointment, termination or replacement by management of a Director of Internal Auditing or, at the discretion of the Board, select and contract with an outside accounting firm to perform the function of an internal audit department.

  Direct the scope of the duties of the Director of Internal Auditing or any outside accounting firm performing the function of an internal audit department, who shall report directly to the Audit Committee.

  Periodically meet and review with the Director of Internal Auditing the regular internal reports to management prepared by the internal auditing department and the progress of activities and any findings of major significance stemming from internal audits.

  In connection with any significant judgments made in management's preparation of the financial statements, establish regular procedures of reporting to the Audit Committee as to appropriateness of such judgments by the Chief Financial Officer, the Chief Accounting Officer, the Director of Internal Auditing and/or any other officer of the Company that the Audit Committee deems appropriate.

9.
Review with management and the independent public accountants the Company's quarterly or annual financial information prior to the filing of the Company's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as the case may be, or prior to the release of earnings.

  Discuss with financial management the Company's earnings releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

  Review and discuss with management and the independent public accountants the disclosures made in management's discussion and analysis of financial condition and results of operations in any of the Company's reports on Form 10-Q and Form 10-K.

  Establish regular and separate procedures of reporting to the Audit Committee by each of the Chief Financial Officer and the independent public accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

10.
Upon completion of any annual audit, meet separately with the independent public accountants and management and review the Company's financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent public accountants.

  Regularly review with the Company's independent public accountants any audit problems or difficulties and management's response.

  Review and consider with the independent public accountants and management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

  Based on the foregoing review, make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

11.
Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data.

12.
Review and discuss any internal control report prepared by management for inclusion in the Form 10-K.

13.
Review with management and the independent public accountants any significant transactions that are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

14.
At least annually, obtain and review a report by the independent public accountants describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Financial Reporting Processes

15.
Periodically discuss separately with management, the independent public accountants and the internal auditors the adequacy and integrity of the Company's accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company's financial disclosure and the extent to which major recommendations made by the independent public accountants or the internal auditors have been implemented or resolved.

16.
Review and discuss with management, the Company's independent public accountants and the internal auditors any reports from the independent public accountants on:

•
All critical accounting policies and practices used;
•
All material alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent public accountants; and
•
Other material written communications between the independent public accountants and management.

17.
Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices, and financial statement presentations as suggested by the independent public accountants, management, or the internal auditing department.

  Review with the independent public accountants, the internal auditing department and management the extent to which such changes have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes, as the Audit Committee decides.

Process Improvement

18.
Conduct an annual self-evaluation to determine whether the Audit Committee and its members are functioning effectively.

  The evaluation shall include a review and assessment of the adequacy of the Audit Committee's charter. The Audit Committee shall develop an evaluation process and solicit evaluations from all members regarding the functioning of the Audit Committee at the end of each fiscal year. The Audit Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend the Audit Committee Charter.

19.
Submit to an annual review and evaluation by the Board.

20.
Discuss with management and the Director of Internal Auditing policies with respect to risk assessment and risk management.

21.
Review with the independent public accountants, the internal auditors and management the adequacy and effectiveness of the disclosure controls and procedures of the Company and provide any suggestions that the Audit Committee might have for the improvement of such disclosure controls and procedures.

22.
Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing these duties.

Ethical and Legal Compliance

23.
Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

  Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding any fraud, including that which involves management or other employees who have a significant role in the Company's internal controls.

  Investigate at its discretion any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

24.
Review management's monitoring of the Company's compliance programs and evaluate whether management has review systems in place that are designed to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

25.
Review with the Company's in-house or outside legal counsel any legal matter that could have a significant effect on the Company's financial statements, including the status of pending litigation, taxation matters and other legal matters as may be appropriate.

Environmental Policies

26.
At least annually, review and discuss with management the Company's environmental policies and initiatives relative to existing and proposed environmental legislation and regulations, and its compliance record with existing environmental legislation and regulations. As part of the review, the Committee will discuss with management the Company's policies and initiatives, current and potential, relative to emissions, including SO2, NOx, mercury and CO2.

General

27.
Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, the rules of the NYSE applicable to its listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

V.     Limitations

While the Audit Committee has the duties and responsibilities set forth in this Charter and management and the independent public accountants for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to prepare or certify the financial statements, to plan or conduct audits or to determine the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the independent public accountants and management.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Audit Committee, except to the extent otherwise provided under applicable federal or state law.

RELIANT ENERGY, INC.
YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Reliant Energy, Inc.
common stock for the 2006 Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Please call toll-free at 1-866-233-5368 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you wish to vote on each proposal separately, you need to respond to only a few simple prompts. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1347.)

OR

2.
Vote by Internet—Please access https://www.proxyvotenow.com/rri and follow the simple instructions on the screen. Please note you must type an "s" after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a WHITE proxy card.

OR

3.
Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the WHITE proxy card in the envelope provided to: Reliant Energy, Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156

\*/  TO VOTE BY MAIL PLEASE DETACH WHITE PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  \*/

☒
Please mark your vote
as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2					THE BOARD OF DIRECTORS MAKES NO VOTING RECOMMENDATION ON ITEM 3

			WITHHOLD
			AUTHORITY	FOR ALL
1.	Election of directors 01—Joel V. Staff 02—Kirbyjon H. Caldwell 03—Steven L. Miller	FOR ALL ☐	FOR ALL ☐	EXCEPT ☐	3.	Stockholder proposal regarding the elimination of a classified Board of Directors	FOR ☐	AGAINST ☐	ABSTAIN ☐

To withhold authority for an individual nominee, mark "For All Except" and write each withheld nominee's number on the line below:

2.	Proposal to ratify KPMG LLP as Reliant Energy, Inc.'s independent auditors for the fiscal year ending December 31, 2006	FOR ☐	AGAINST ☐	ABSTAIN ☐
Date	, 2006
Signature
Signature

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.

PLEASE VOTE TODAY!
SEE REVERSE
SIDE FOR THREE EASY WAYS TO VOTE.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the Internet. To sign up for this optional service, visit www.computershare.com\us\investor.

\*/  TO VOTE BY MAIL PLEASE DETACH WHITE PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  \*/

RELIANT ENERGY, INC.

ANNUAL MEETING OF STOCKHOLDERS—MAY [ ], 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Laree E. Perez and Donald J. Breeding and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Reliant Energy, Inc. held of record or in an applicable plan by the undersigned at the close of business on March 22, 2006, at the Annual Meeting of Stockholders to be held at the [ ], at 9:00 a.m., Central Time, on [ ], May [ ], 2006, or any postponement or adjournment thereof.
P R O X Y
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of
Stockholders or any postponement or adjournment thereof.

 This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for the election of the three nominees for director in Item 1 and for the ratification of the appointment of KPMG LLP in Item 2. With respect to Item 3, if no directions are given, the vote will be counted as an abstention. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
IMPORTANT—THIS WHITE PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.